Exhibit 10.1

EXECUTION

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 11, 2005 (this “Plan of Merger”), is between J. Crew Group, Inc., a New York corporation (“Merged Corporation”), and J. Crew Group, Inc., a Delaware corporation and wholly-owned subsidiary of Merged Corporation (“Surviving Corporation”).

W I T N E S S E T H:

WHEREAS, Merged Corporation is authorized to issue a total of 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share (the “Merged Corporation Common Stock”), and of 10,000,000 shares of preferred stock, par value $.01 per share (the “Merged Corporation Preferred Stock,” and together with the Common Stock, the “Merged Corporation Stock”), of which, as of the date hereof, 12,830,833.304 shares of Common Stock are issued and outstanding and 125,300.004 shares of Preferred Stock are issued or outstanding; and

WHEREAS, Surviving Corporation is authorized to issue a total of 220,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $.01 per share (the “Surviving Corporation Common Stock”), and of 20,000,000 shares of preferred stock, par value $.01 per share (the “Surviving Corporation Preferred Stock,” and together with the Common Stock, the “Surviving Corporation Stock”), of which, as of the date hereof, zero shares of Common Stock are issued and outstanding and zero shares of Preferred Stock are issued or outstanding; and

WHEREAS, Merged Corporation owns all of the issued and outstanding shares of Surviving Corporation Stock; and

WHEREAS, the stockholders of each of Merged Corporation and Surviving Corporation and the Board of Directors of each of Merged Corporation and Surviving Corporation, respectively, approve and deem it advisable that Merged Corporation and Surviving Corporation, respectively, consummate the Merger (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements contained in this Plan of Merger, the parties to this Plan of Merger hereby agree that Merged Corporation shall be merged (the “Merger”) with and into Surviving Corporation in accordance with applicable laws and upon the terms and subject to the conditions set forth as follows:

1. The Merger. At such time agreed between Merged Corporation and Surviving Corporation a certificate of merger evidencing the Merger shall be filed with each of the Office of the Secretary of State of the State of New York pursuant to the New York Business Corporation Law and the Office of the Secretary of State of Delaware pursuant to the Delaware General Corporation Law. The certificate of Merger shall specify that the Merger shall become effective on the date and at the time of filing or at such later date and time as specified therein (the “Effective Time”). At the Effective Time, Merged Corporation shall be merged with and into Surviving Corporation and Surviving Corporation shall continue as the surviving corporation and its name shall remain J. Crew Group, Inc.

2. Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws of Surviving Corporation in effect immediately prior to the Effective Time shall be and remain the Certificate of Incorporation and By-laws, respectively, of Surviving Corporation, as the surviving corporation, after the Effective Time, until amended as provided by law.

3. Officers and Directors. From and after the Effective Time and until they shall have resigned or shall have been legally removed or until their respective successors shall have been elected or appointed and qualified, those persons who are the officers and directors of Surviving Corporation immediately prior to the Effective Time shall be the officers and directors of Surviving Corporation.

4. Effect of the Merger.

4.1 All assets, rights, privileges, immunities, powers, franchises and interests of Merged Corporation in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Time, shall pass and be transferred to and vest in Surviving Corporation, as the surviving corporation, by virtue of the Merger at the Effective Time without any deed, conveyance or other transfer, and all such interests of Surviving Corporation as they exist as of the Effective Time shall remain with Surviving Corporation upon consummation of the Merger. The corporate existence of Surviving Corporation shall continue unaffected and unimpaired upon consummation of the Merger and the separate corporate existence of Merged Corporation shall cease at and as of the Effective Time.

4.2 From and after the Effective Time, Surviving Corporation, as the surviving corporation, shall be responsible and liable for all of the liabilities and obligations of Surviving Corporation and Merged Corporation existing as of the Effective Time. Any claim existing or action or proceeding pending by or against Surviving Corporation or Merged Corporation at the Effective Time may, thereafter, be prosecuted by or against Surviving Corporation, as the surviving corporation, as if the Merger had not taken place or, in connection with any such action or proceeding to which Merged Corporation is a party, Surviving Corporation, as the surviving corporation, may be substituted in place of Merged Corporation. Neither the rights of creditors nor any liens upon the property of either Surviving Corporation or Merged Corporation shall be impaired by reason of the Merger.

5. Effect of Merger on Outstanding Shares.

5.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(i) All shares of Surviving Corporation Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired without any consideration being paid or issued therefore and shall cease to exist.

(ii) Each share of Merged Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted on a share-for-share basis into and represent and become one validly issued, fully paid and non-assessable share of Surviving Corporation Common

Stock and each share of Merged Corporation Preferred Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted on a share-for-share basis into and represent and become one validly issued, fully paid and non-assessable share of Surviving Corporation Preferred Stock. Such Surviving Corporation Common Stock and Surviving Corporation Preferred Stock shall constitute the only outstanding shares of Surviving Corporation Stock. Such shares of Surviving Corporation Stock will be issued on a pro rata basis to the holders of Merged Corporation Stock on surrender of certificates therefor.

5.2 Exchange of Certificates. At the Effective Time, each stock certificate representing Merged Corporation Stock will automatically represent an equal amount of Surviving Corporation Stock. At any time on or after the Effective Time of the Merger, each holder of Merged Corporation Stock will be entitled, upon request, and surrender of such certificates, to Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the same number of full shares of Surviving Corporation Stock as was represented by the certificate or certificates surrendered by such holder representing the Merged Corporation Stock. If any certificate representing shares of Surviving Corporation Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate or other writing so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Surviving Corporation Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

5.3 Lost and Stolen Certificates. In the event that any stock certificate representing Merged Corporation Stock shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen, or destroyed, Surviving Corporation shall issue or cause to be issued in exchange for such lost, stolen, or destroyed stock certificate the number of shares of Surviving Corporation Stock into which such shares are converted in the Merger in accordance with this Section 5. When authorizing such issuance in exchange therefor, the Board of Directors of Surviving Corporation may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to deliver a bond to Surviving Corporation (in such form and amount as the Board of Directors of Surviving Corporation may direct) as an indemnity against any claim that may be made against Surviving Corporation with respect to the Certificate alleged to have been lost, stolen, or destroyed.

5.4 Closing of Transfer Books. At the Effective Time, the stock transfer books of Merged Corporation shall be closed and no transfer of shares of Merged Corporation Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Merged Corporation Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Surviving Corporation Stock in accordance with the terms hereof. At and after the Effective Time, the holders of shares of Merged Corporation Stock to be exchanged for shares of Surviving Corporation Stock pursuant to this Agreement shall cease to have any rights as shareholders of Merged Corporation except for the right to surrender such stock certificates in exchange for shares of Surviving Corporation Stock as provided hereunder.

6. Further Assurances. From time to time after the Effective Time, as and when requested by Surviving Corporation, and to the extent permitted by law, the former officers and directors of Merged Corporation and Surviving Corporation shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other action as shall be necessary in order to consummate the Merger, vest or perfect in or to confirm of record or otherwise to Surviving Corporation, as the surviving corporation, title to, and possession of, all of the assets, rights, privileges, immunities, powers, franchises and interests of Merged Corporation and Surviving Corporation in and to every type of property (real, personal and mixed) and choses in action, and otherwise to carry out the purposes of this Plan of Merger, and the proper officers and directors of Surviving Corporation, as the surviving corporation, are fully authorized to take any and all such action in the name of Merged Corporation or Surviving Corporation or otherwise.

7. Termination and Amendment. Prior to the Effective Time, this Plan of Merger may be terminated or amended by the mutual consent of the Boards of Directors of Merged Corporation and Surviving Corporation.

8. Counterparts. This Plan of Merger may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

9. Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties have duly executed this Plan of Merger as of the date first written above.

J. CREW GROUP, INC.
(Merged Corporation)

By	/s/ Arlene S. Hong
Name:	Arlene S. Hong
Title:	Senior Vice President and General Counsel

J. CREW GROUP, INC.
(Surviving Corporation)

By	/s/ Arlene S. Hong
Name:	Arlene S. Hong
Title:	Senior Vice President and General Counsel

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